Exhibit 99.1

Rexnord Corporation Announces Offering of Senior Notes

MILWAUKEE—November 28, 2017—Rexnord Corporation (the “Company”) (NYSE: RXN) today announced its intention to commence an offering, subject to market conditions and other factors, of $500.0 million aggregate principal amount of senior notes. The notes will be issued by the Company’s wholly-owned, indirect subsidiaries RBS Global, Inc. and Rexnord LLC (the “issuers”) and guaranteed by the Company and the issuers’ domestic subsidiaries (subject to certain exceptions). The notes are to be offered and sold in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

The Company intends to use the net proceeds of the offering, together with available cash, to reduce outstanding indebtedness through a refinancing and amendment to certain terms of its credit agreement.

The notes have not been and will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of any of the notes in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Cautionary Statement on Forward-Looking Statements:

Information in this release may involve outlook, expectations, beliefs, plans, intentions, strategies or other statements regarding the future, which are forward-looking statements. These forward-looking statements involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to Rexnord Corporation as of the date of the release, and Rexnord Corporation assumes no obligation to update any such forward-looking statements. The statements in this release are not guarantees of future performance, and actual results could differ materially from current expectations. In particular, Rexnord Corporation cannot provide any assurances that the note offering or the potential refinancing and amendment of its credit agreement will proceed on beneficial terms or at all. Numerous factors could cause or contribute to such differences. Please refer to “Risk Factors” and “Cautionary Notice Regarding Forward-Looking Statements” in the Company’s Form 10-K for the fiscal year ended March 31, 2017 as well as the Company’s annual, quarterly and current reports filed on Forms 10-K, 10-Q and 8-K from time to time with the Securities and Exchange Commission for a further discussion of the factors and risks associated with the business, which also could affect the proposed transactions.

Contact Information:

Rexnord Corporation

Rob McCarthy, Vice President – Investor Relations

Phone: (414) 223-1615